                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                  FORM 8-K/A


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported):
                       OCTOBER 20, 1998 (AUGUST 7, 1998)


                            TIER TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)



      CALIFORNIA                                       000-23195                                    94-3145844
(State or other jurisdiction of                       (Commission                         (IRS Employer Identification No.)
incorporation)                                        File Number)

1350 TREAT BOULEVARD, SUITE 250                                                                       94596
   WALNUT CREEK, CALIFORNIA                                                                         (Zip Code)
(Address of principal executive offices)

                                                       (925) 937-3950
                                 (Registrant's telephone number, including area code)

This amends the Form 8-K filed on August 21, 1998 to provide financial statements and pro forma financial information.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Financial statements of business acquired.

       Infact Pty Limited
       Report of Independent Accountants
       Balance Sheets as of June 30, 1998 and June 30, 1997
       Statements of Income for the Years Ended June 30, 1998 and June 30, 1997 Statements of Unitholders' Equity for the Years Ended June 30, 1998
            and June 30, 1997
       Statements of Cash Flows for the Years ended June 30, 1998 and June 30,
            1997
       Notes to the Financial Statements

(b)    Pro forma financial information.

       Introduction
       Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1998
            (unaudited)
       Pro Forma Condensed Consolidated Statement of Income for the nine months ended June 30, 1998 (unaudited)
       Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 1997 (unaudited)
       Notes to Pro Forma Condensed Consolidated Financial Statements
            (unaudited)

(c)    Exhibits.

       Exhibit No.     Description
       -----------     -----------
          23.1         Consent of PricewaterhouseCoopers, independent
                            accountants

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                       TIER TECHNOLOGIES, INC.



                       By:  /s/George K. Ross
                            --------------------------------
                            George K. Ross
                            Executive Vice President and Chief Financial Officer


Date:  October 20, 1998

                       Report of Independent Accountants
                       ---------------------------------



The Unitholders
Infact Unit Trust

In our opinion, the accompanying balance sheets and the related statements of income, of unitholders' equity and of cash flows present fairly, in all material respects, the financial position of Infact Unit Trust at June 30, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management, our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Sydney, Australia
October 15, 1998

                               INFACT UNIT TRUST
                                BALANCE SHEETS




                                                     Year ended June 30,
                                              -------------------------------
                                                     1998          1997
                                              -------------------------------
Assets
Current assets:
     Cash....................................   $  419,772      $  382,755
     Accounts receivable.....................      935,180         752,348
     Other receivables.......................        7,235              --
     Inventories.............................       11,194           9,307
                                                ----------      ----------
Total current assets.........................    1,373,381       1,144,410
Property, equipment and furniture, net.......      244,890         324,226
                                                ----------      ----------
Total assets.................................   $1,618,271      $1,468,636
                                                ==========      ==========
Liabilities and unitholders' equity
Current liabilities:
     Accounts payable........................   $  237,663      $   34,396
     Accrued liabilities.....................      101,859          40,844
     Unearned revenue........................       49,318          73,583
     Accrued compensation and related
       liabilities...........................      220,042         262,522
     Income tax payable......................      284,717         247,089
     Distribution payable to unitholders.....      282,651         315,690
                                                ----------      ----------
Total current liabilities....................    1,176,250         974,124
                                                ----------      ----------
Bank Loan....................................           --         111,420
                                                ----------      ----------

Unitholders' equity:
     Units $0.79 par (A$1 par value);
       issued and outstanding units -
       850 in 1998 and 1997..................          668             668
     A Class units $0.78 par (A$1 par value);
       issued and outstanding units -
       nil in 1998 and 9 in 1997.............           --               7
     Translation adjustment..................     (135,405)        (47,850)
     Undistributed income....................      576,758         430,267
                                                ----------      ----------
Total unitholders' equity....................      442,021         383,092

Total liabilities and unitholders' equity....   $1,618,271      $1,468,636
                                                ==========      ==========


                            See accompanying notes.

                               INFACT UNIT TRUST
                             STATEMENTS OF INCOME


                                                Year ended June 30,
                                          --------------------------------
                                              1998                1997
                                          ------------         -----------
Revenues:
   Consulting fees....................... $4,247,658           $3,147,529
   Product revenue.......................  1,485,313            1,439,995
                                          ----------           ----------
                                           5,732,971            4,587,524
                                          ----------           ----------

Cost of revenues:
   Consulting fees.......................  2,965,306            2,147,714
   Product revenue.......................  1,011,422              915,945
                                          ----------           ----------
                                           3,976,728            3,063,659
                                          ----------           ----------
Gross profit.............................  1,756,243            1,523,865

   General and administrative
     expense.............................    564,218              655,656
                                          ----------           ----------
Operating income.........................  1,192,025              868,209

Interest income..........................     30,210               34,418
Interest expense.........................         --               11,698
                                          ----------           ----------

Income before income taxes...............  1,222,235              890,929
Provision for income taxes...............    439,417              186,447
                                          ----------           ----------

Net income............................... $  782,818           $  704,482
                                          ==========           ==========



                            See accompanying notes.

                               INFACT UNIT TRUST
                       STATEMENTS OF UNITHOLDERS' EQUITY



                                                                                        Foreign
                                         Units                  A Class units           Currency                         Total
                              --------------------------   -----------------------    Translation     Undistributed    Unitholders'
                                  Units         Amount       Units       Amount        Adjustment        Income          Equity
                              -------------   ----------   --------   ------------   -------------   --------------  ---------------


Balance June 30, 1996..........      850        $ 668            8       $   6                         $ 222,347        $ 223,021
 Distributions paid/
   payable.....................       --           --           --          --               --         (496,562)        (496,562)
 A Class unit issued...........       --           --            1           1               --               --                1
 Net income....................       --           --           --          --               --          704,482          704,482
 Foreign currency translation
  adjustment...................       --           --           --          --        $ (47,850)              --          (47,850)
                                   -----         ----         ----        ----        ---------        ---------         --------
Balance June 30, 1997..........      850          668            9           7          (47,850)         430,267          383,092
 Distributions paid/
   payable.....................       --           --           --          --               --         (636,327)        (636,327)
 A Class units bought back.....       --           --           (9)         (7)              --               --               (7)
 Net income....................       --           --           --          --               --          782,818          782,818
 Foreign currency translation
  adjustment...................       --           --           --          --          (87,555)              --          (87,555)
                                   -----         ----         ----        ----        ---------         --------         --------
Balance June 30, 1998..........      850         $668           --        $ --        $(135,405)        $576,758         $442,021
                                   =====         ====         ====        ====        =========         ========         ========


                            See accompanying notes.

                               INFACT UNIT TRUST
                           STATEMENTS OF CASH FLOWS



                                                                        Year Ended June 30,
                                                                ----------------------------------
                                                                   1998                    1997
                                                                ----------             -----------
OPERATING ACTIVITIES
Net income....................................................  $  782,818             $  704,482
Adjustments to reconcile net income to cash provided by
 operating activities:
  Depreciation................................................      32,003                 33,029
  Amortization................................................          --                 10,823
  Changes in operating assets and liabilities:
    Accounts receivable.......................................    (363,173)              (253,333)
    Other receivables.........................................      (8,140)                 1,054
    Inventories...............................................      (4,070)                 1,736
    Accounts payable..........................................     235,883                (76,415)
    Accrued liabilities.......................................      77,195                 19,227
    Unearned revenue..........................................     (11,897)                21,895
    Accrued compensation and related liabilities..............       7,158                105,674
    Income tax payable........................................      94,053                 99,064
                                                                ----------             ----------
Net cash provided by operating activities.....................     841,830                667,236

INVESTING ACTIVITIES
Purchase of property, equipment and furniture.................     (10,611)               (32,723)
Sale of equipment.............................................          --                 30,415
                                                                ----------             ----------
Net cash (used in) investing activities.......................     (10,611)                (2,308)

FINANCING ACTIVITIES
Distributions paid............................................    (607,419)              (489,657)
Units sold....................................................          --                      1
Units repurchased.............................................          (7)                    --
Repayments of bank loan.......................................    (102,030)               (78,220)
Repayment of lease liability..................................          --                (45,544)
                                                                ----------             ----------
Net cash used by financing activities.........................    (709,456)              (613,420)

Effect of exchange rate changes on cash.......................     (84,746)               (22,189)
                                                                ----------             ----------
Net increase in cash..........................................      37,017                 29,319
Cash at beginning of period...................................     382,755                353,436
                                                                ----------             ----------
Cash at end of period.........................................  $  419,772             $  382,755
                                                                ==========             ==========
Supplemental cash flow information:
  Interest paid...............................................  $       --             $   11,698
                                                                ==========             ==========
  Income tax paid.............................................  $  230,516             $   73,069
                                                                ==========             ==========


                            See accompanying notes.

                               INFACT UNIT TRUST
                       NOTES TO THE FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Description of Business

   Infact Unit Trust ("Infact") is organized under the laws of Australia and is in the business of providing strategic project management consultancy services to large corporations and government departments primarily in Victoria, Australia. Infact also has a distribution agreement to sell software products and maintenance agreements with an unrelated third party. Consulting services related to product sales are generated from the implementation of the software products.

   Basis of Presentation

   The Infact Unit Trust was established pursuant to a trust deed, constituted on June 26, 1984. Distributions made to unit holders are in accordance with the provisions of the Trust Deed.

   These financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

   Infact operates primarily in Australia and conducts all transactions in Australian dollars. These financial statements have been translated into U.S. dollars, unless otherwise denoted. The exchange rates between the U.S. dollar and the Australian dollar were $0.6046 and $0.7428 at June 30, 1998 and June 30, 1997, respectively. The average exchange rates between the U.S. dollar and the Australian dollar for the periods ended June 30, 1998 and 1997 were $.6802 and $.7822, respectively.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

   Cash

   Cash consists of a demand deposit held with a major financial institution.

                               INFACT UNIT TRUST
                       NOTES TO THE FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Revenue Recognition

   Consultancy revenue from project management services is recognized as the service is performed, if the resulting receivable is deemed probable and provided no significant obligations remain outstanding.

   Product revenue is generated from the sale of software licenses, maintenance agreements and product related consultancy services. License revenue is recognized upon delivery of the product to the customer provided that no significant vendor obligations remain and collection is considered probable. Revenue from maintenance agreements is recognized straight-line over a twelve month period. Revenue from product related consulting services is recognized as the service is performed, if the resulting receivable is deemed probable and no significant obligations remain outstanding.

   Cost of Revenues

   For the purpose of these financial statements, Infact has segregated its cost of revenues into two categories : "Consulting fees" and "Product revenue."

   Cost of revenues - Consulting fees includes : all related employment and contractor expenses arising from the provision of project management services.

   Cost of revenues - Product revenue includes: royalties related to the sale of product licenses, all related employment and contractor expenses incurred in fulfilling the maintenance agreements and providing product related consultancy services.

   Inventories

   Inventories comprise finished goods and are stated at the lower of cost and
   net realizable value.   Cost is calculated on a first in first out basis and
   net realizable value is the estimated market value less selling costs.

   Property, Equipment and Furniture

   Property, equipment and furniture are stated at cost. Depreciation of property, equipment and furniture is computed using the straight-line and declining balance methods over the estimated useful lives of individual classes of assets, which range from three to forty years. The cost and accumulated depreciation of fixed assets sold or otherwise disposed are removed from the accounts and the resulting gain or loss is

                               INFACT UNIT TRUST
                       NOTES TO THE FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   included in income in the period realized.

   Income Taxes

   Under Australian Taxation Law, Infact is not subject to income tax provided the taxable income is distributed in full to the unitholders. Income tax payable is calculated on undistributed income after adjusting for permanent differences and is subject to personal income tax rates at 48.5%.

   Functional Currency

   The functional currency of Infact is the Australian dollar. All assets and liabilities are translated into U.S. dollars at the exchange rate at the end of the period except for changes in unitholders' equity which are translated into U.S. dollars at historical rates. Income and expense items are translated into U.S. dollars using the average rate for the period. Resulting translation adjustments are included in unitholders' equity.

   Fair Value of Financial Instruments

   The carrying value of Infact's financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their relatively short maturities. Infact does not hold or issue financial instruments for trading purposes.

   Concentration of Credit Risk

   Financial instruments that potentially subject Infact to a concentration of credit risk consist of cash and accounts receivable. Infact's accounts receivable are derived from revenue earned from customers located in Australia.

   In the normal course of business, Infact provides unsecured credit terms to its customers. Accordingly, Infact performs ongoing credit evaluations of its customers and has a policy to maintain an allowance for possible losses. Losses, when realized, have been within the range of management's expectations.

                               INFACT UNIT TRUST
                       NOTES TO THE FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

   Dependence on Third Party Customers

   During the years ended June 30, 1998 and 1997, Infact generated approximately 55% and 68% of its consultancy revenues from two and four customers, respectively. The loss of any of these customers may have a material adverse effect on Infact's business, financial condition and results of operations.

   Employee Entitlements

   Provision is made for Infact's liability for employee entitlements arising from services rendered by employees to the period end. These entitlements are payable pursuant to Australian employment legislation and have been calculated in accordance with generally accepted accounting principles.

   Bank Facilities

   In June 1996, Infact Pty Limited, as trustee for Infact Unit Trust, entered into a fixed rate loan with a bank. This facility provides for working capital advances of up to AUD 250,000. The facility is a revolving interest only loan with rate fixed (8.020%) for a maximum of 3 years. This borrowing was secured by substantially all of the assets of Infact. This loan was repaid in full on June 30, 1998.

                               INFACT UNIT TRUST
                       NOTES TO THE FINANCIAL STATEMENTS


2. PROPERTY, EQUIPMENT AND FURNITURE


   The components of property, equipment and furniture are as follows:



                                                JUNE 30,
                                         ---------------------
                                            1998        1997
                                         ---------   ---------
  Property.............................  $ 210,851    $ 259,048
  Leasehold improvements...............     12,532       15,397
  Motor vehicles.......................      7,256        8,914
  Furniture............................     85,044      104,107
  Equipment............................     97,494      108,566
                                         ---------    ---------
                                           413,177      496,032
  Less accumulated depreciation........   (168,287)    (171,806)
                                         ---------    ---------
                                         $ 244,890    $ 324,226
                                         =========    =========


3. RETIREMENT PLAN

   Infact has a statutory obligation under the laws of Australia to contribute certain amounts into a regulated superannuation fund on behalf of all employees, except where certain exemptions apply. Infact has no involvement with the management, control or organization of the fund. The participants are fully vested at all times in both employee contributions and statutory employer contributions. Employer contributions to superannuation funds expensed in the financial statements for the years ended June 30, 1998 and 1997 were $208,667 and $195,251, respectively.


4. SUBSEQUENT EVENTS

   Pursuant to a Business Purchase Agreement dated August 1, 1998, Infact sold substantially all of the assets relating to its project management consulting business to Tier Technologies (Australia) Pty Limited, a subsidiary of Tier Technologies, Inc. which is incorporated in the United States. The effective date of the sale is August 1, 1998. These financial statements do not include any adjustments to the recorded amounts of assets and liabilities which may result from this transaction.

                         UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma condensed consolidated balance sheet set forth below gives effect to the acquisition of certain assets and liabilities of Infact Pty Limited ("Infact") as if the acquisition occurred on June 30, 1998. The unaudited pro forma condensed consolidated statements of income data for the nine months ended June 30, 1998 and the nine months ended September 30, 1997 set forth below give effect to the acquisition of certain assets and liabilities of Albanycrest Limited ("Albanycrest"), Sancha Computer Group Pty Limited ("Sancha") and Infact, as if they occurred on January 1, 1997. The unaudited pro forma condensed consolidated financial information set forth below reflects certain adjustments, including adjustments to reflect the amortization of the intangible assets and the elimination of the Infact products division which was not acquired. The unaudited pro forma condensed consolidated financial information set forth below does not purport to represent what the consolidated results of operations or financial condition of the Company would actually have been if the Albanycrest, Sancha and Infact acquisitions and related transactions had in fact occurred on such date or to project the future consolidated results of operations or financial condition of the Company.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998


                                                                                                           INFACT
                                                                                INFACT                    PRO FORMA
                                                                COMPANY          AS OF                    BUSINESS      PRO FORMA
                                                                 AS OF         JUNE 30,                 COMBINATION      AS OF
                                                                JUNE 30,         1998                   ADJUSTMENTS     JUNE 30,
                                                                  1998           (1)      COMBINED         (4)(6)         1998
                                                               ---------       -------    ---------     ------------   ----------
                                                               (RESTATED)
                    ASSETS
Current Assets:
   Cash and cash equivalents ..............................     $ 33,136      $    420      $ 33,556      $ (3,856)     $ 29,700
   Cash in escrow .........................................           --            --            --           726           726
   Investments ............................................       10,220            --        10,220            --        10,220
   Accounts receivable, net ...............................       12,530           942        13,472          (942)       12,530
   Inventory ..............................................           --            11            11           (11)           --
   Income taxes receivable ................................           27            --            27            --            27
   Prepaid expenses and other current assets ..............          902            --           902            --           902
                                                                --------      --------      --------      --------      --------
      Total current assets ................................       56,815         1,373        58,188        (4,083)       54,105
Equipment and improvements, net ...........................        1,708           245         1,953          (222)        1,731
Notes receivable from related parties .....................        1,203            --         1,203            --         1,203
Acquired intangible assets, net ...........................        7,058            --         7,058         3,060        10,118
Other assets ..............................................        1,005            --         1,005            --         1,005
                                                                --------      --------      --------      --------      --------
Total assets ..............................................     $ 67,789      $  1,618      $ 69,407      $ (1,245)     $ 68,162
                                                                ========      ========      ========      ========      ========

               LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable .......................................     $  1,233      $    238      $  1,471      $   (238)     $  1,233
   Accrued liabilities ....................................        2,393           102         2,495            51         2,546
   Accrued compensation and related liabilities ...........        1,531           220         1,751            --         1,751
   Deferred income ........................................          335            49           384           (49)          335
   Notes payable to current and former shareholders .......           26            --            26            --            26
   Capital lease obligations due within one year ..........           72            --            72            --            72
   Current income taxes payable ...........................           --           285           285          (285)           --
   Distribution payable ...................................           --           283           283          (283)           --
                                                                --------      --------      --------      --------      --------
      Total current liabilities ...........................        5,590         1,177         6,767          (804)        5,963
Accrued royalties .........................................           59            --            59            --            59
Notes payable to current and former shareholders, less
   current portion ........................................           45            --            45            --            45
Capital lease obligations, less current portion ...........          163            --           163            --           163
Shareholders' equity:
   Common stock ...........................................       61,904            --        61,904            --        61,904
   Deferred compensation ..................................         (701)           --          (701)           --          (701)
   Notes receivable from shareholders .....................       (2,159)           --        (2,159)           --        (2,159)
   Foreign currency translation adjustment ................         (649)          (88)         (737)           88          (649)
   Retained earnings ......................................        3,537           529         4,066          (529)        3,537
                                                                --------      --------      --------      --------      --------
Total shareholders' equity ................................       61,932           441        62,373          (441)       61,932
                                                                --------      --------      --------      --------      --------
Total liabilities and shareholders' equity ................     $ 67,789      $  1,618      $ 69,407      $ (1,245)     $ 68,162
                                                                ========      ========      ========      ========      ========


                            See accompanying notes.

             UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT
               OF INCOME FOR THE NINE MONTHS ENDED JUNE 30, 1998


                                                                                   SANCHA             INFACT
                                                                COMPANY         FOR THE FIVE       FOR THE NINE
                                                             FOR THE NINE       MONTHS ENDED       MONTHS ENDED
                                                             MONTHS ENDED       FEBRUARY 28,         JUNE 30,
                                                               JUNE 30,            1998                1998
                                                                 1998               (1)                 (1)            COMBINED
                                                             ------------       ------------       ------------       ----------
                                                              (RESTATED)
Revenues ................................................      $36,713           $ 3,061            $ 4,244             $44,018
Cost of revenues ........................................       23,678             2,042              3,100              28,820
                                                               -------           -------            -------             -------
Gross profit ............................................       13,035             1,019              1,144              15,198

Costs and expenses:
     Selling and marketing ..............................        2,217              --                 --                 2,217
     General and administrative .........................        6,428               257                413               7,098
     Compensation charge related to
       business combinations.............................          646              --                 --                   646
     Depreciation and amortization ......................          706                 5                 24                 735
                                                               -------           -------            -------             -------
Income from operations ..................................        3,038               757                707               4,502
Interest income (interest expense), net .................          544                 5                 23                 572
                                                               -------           -------            -------             -------
Income before income taxes ..............................        3,582               762                730               5,074
Provision for income taxes ..............................        1,390                75                434               1,899
                                                               -------           -------            -------             -------
Net income ..............................................      $ 2,192           $   687            $   296             $ 3,175
                                                               =======           =======            =======             =======

Pro forma basic net income per share (7) ................

Shares used in computing pro forma
     basic net income per share (7) .....................

Pro forma diluted net income per share (7) ..............

Shares used in computing pro forma
     diluted net income per share (7) ...................


                                                              SANCHA            INFACT
                                                             PRO FORMA         PRO FORMA          PRO FORMA
                                                             BUSINESS          BUSINESS          FOR THE NINE
                                                            COMBINATION       COMBINATION        MONTHS ENDED
                                                            ADJUSTMENTS       ADJUSTMENTS          JUNE 30,
                                                              (3)(5)           (4)(5)(6)             1998
                                                            -----------       -----------         ----------

Revenues ................................................     $    --          $  (900)             $43,118
Cost of revenues ........................................          --             (689)              28,131
                                                              --------         -------              -------
Gross profit ............................................          --             (211)              14,987

Costs and expenses:
     Selling and marketing ..............................          --               --                2,217
     General and administrative .........................          --              (58)               7,040
     Compensation charge related to
      business combinations..............................          --               --                  646
     Depreciation and amortization ......................         152              164                1,051
                                                              --------         -------              -------
Income from operations ..................................        (152)            (317)               4,033
Interest income (interest expense), net .................          --              (23)                 549
                                                              --------         -------              -------
Income before income taxes ..............................        (152)            (340)               4,582
Provision for income taxes ..............................         172             (282)               1,789
                                                              --------         -------              -------
Net income ..............................................     $  (324)         $   (58)             $ 2,793
                                                              =======          =======              =======

Pro forma basic net income per share (7) ................                                           $  0.33
                                                                                                    =======
Shares used in computing pro forma
     basic net income per share (7) .....................                                             8,460
                                                                                                    =======
Pro forma diluted net income per share (7) ..............                                           $  0.28
                                                                                                    =======
Shares used in computing pro forma
     diluted net income per share (7) ...................                                             9,842
                                                                                                    =======




                            See accompanying notes.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
              INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997


                                                                      ALBANYCREST       SANCHA          INFACT
                                                       COMPANY        FOR THE SIX    FOR THE NINE    FOR THE NINE
                                                     FOR THE NINE     MONTHS ENDED   MONTHS ENDED    MONTHS ENDED
                                                     MONTHS ENDED       JUNE 30,     SEPTEMBER 30,   SEPTEMBER 30,
                                                     SEPTEMBER 30,        1997          1997             1997
                                                         1997              (1)           (1)              (1)        COMBINED
                                                     ------------     ------------   -------------   -------------   ----------
                                                      (RESTATED)
Revenues ...........................................    $ 22,479      $  1,367       $  5,260         $  3,978       $ 33,084
Cost of revenues ...................................      14,917         1,282          3,474            2,530         22,203
                                                        --------      --------       --------         --------       --------
Gross profit .......................................       7,562            85          1,786            1,448         10,881
Costs and expenses:
     Selling and marketing .........................       1,836          --             --               --            1,836
     General and administrative ....................       4,397             7            671              459          5,534
     Compensation charge related to
        business combinations ......................         470          --             --               --              470
     Depreciation and amortization .................         259          --                5               34            298
                                                        --------      --------       --------         --------       --------
Income from operations .............................         600            78          1,110              955          2,743
Interest income (interest expense), net ............         (99)         --               12               16            (71)
                                                        --------      --------       --------         --------       --------
Income before income taxes .........................         501            78          1,122              971          2,672
Provision for income taxes .........................         201            18            161              187            567
                                                        --------      --------       --------         --------       --------
Net income .........................................    $    300      $     60       $    961         $    784       $  2,105
                                                        ========      ========       ========         ========       ========

Pro forma basic net income per share (7) ...........

Shares used in computing pro forma
     basic net income per share (7) ................

Pro forma diluted net income per share (7) .........

Shares used in computing pro forma
     diluted net income per share (7) ..............

                                                            ALBANYCREST          SANCHA            INFACT
                                                              PRO FORMA         PRO FORMA         PRO FORMA          PRO FORMA
                                                              BUSINESS          BUSINESS          BUSINESS          FOR THE NINE
                                                            COMBINATION        COMBINATION       COMBINATION        MONTHS ENDED
                                                            ADJUSTMENTS        ADJUSTMENTS       ADJUSTMENTS       SEPTEMBER 30,
                                                               (2)(5)            (3)(5)           (4)(5)(6)             1997
                                                            -----------        -----------       -----------       -------------

Revenues ................................................     $     --          $     --          $ (1,355)            $ 31,729
Cost of revenues ........................................           --                --              (846)              21,357
                                                              --------          --------          --------             --------
Gross profit ............................................           --                --              (509)              10,372

Costs and expenses:
     Selling and marketing ..............................           --                --                --                1,836
     General and administrative .........................           --                --              (136)               5,398
     Compensation charge related to
      business combinations..............................           --                --                --                  470
     Depreciation and amortization ......................           21               273               183                  775
                                                              --------          --------          --------             --------
Income from operations ..................................          (21)             (273)             (556)               1,893

Interest income (interest expense), net .................           --                --               (16)                 (87)
                                                              --------          --------          --------             --------
Income before income taxes ..............................          (21)             (273)             (572)               1,806
Provision for income taxes ..............................            5               178               (27)                 723
                                                              --------          --------          --------             --------
Net income ..............................................     $    (26)         $   (451)         $   (545)            $  1,083
                                                              ========          ========          ========             ========

Pro forma basic net income per share (7) ................                                                              $   0.20
                                                                                                                       ========
Shares used in computing pro forma
     basic net income per share (7) .....................                                                                 5,501
                                                                                                                       ========

Pro forma diluted net income per share (7) ..............                                                              $   0.18
                                                                                                                       ========
Shares used in computing pro forma
     diluted net income per share (7) ...................                                                                 5,895
                                                                                                                       ========




                            See accompanying notes.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

The financial statements of the Company for the nine months ended June 30, 1998 and 1997 have been restated to reflect changes in accounting for certain payments made in connection with two business combinations.

Pro forma adjustments for the consolidated balance sheet as of June 30, 1998 and the consolidated statements of income for the nine months ended June 30, 1998 and the nine months ended September 30, 1997 are as follows:

     (1) The Albanycrest, Sancha and Infact condensed statements of income are presented after translation using the local currency as the functional currency.

     (2) Reflects the amortization of intangible assets acquired in the Albanycrest acquisition recorded at $246,207 amortized over a six-year period.

     (3) Reflects the amortization of intangible assets acquired in the Sancha acquisition recorded at $5.2 million amortized over eight to fifteen year periods.

     (4) Reflects $3.1 million of intangibles acquired in the Infact acquisition and the associated amortization expense based on lives ranging from eight to fifteen years. Amounts exclude contingent payments of up to $2.2 million (AUD) in cash and approximately 50,000 shares of the Company's Class B common stock which may be paid to Infact based on achievement of performance targets over the next two years. Approximately 71% of such payments will be amortized as goodwill over its remaining useful life. The remaining 29% of such payments will be accrued and expensed over a vesting period when payment of such amounts are deemed probable. The pro forma financial statements do not include the amortization or compensation charges, which may result from payment of the contingent amounts.

     (5) Reflects the tax provision at the effective tax rate of 39% for the nine months ended June 30, 1998 and 40% for the nine months ended September 30, 1997.

     (6) The pro forma balance sheet reflects the acquisition of certain assets and liabilities of Infact as if the acquisition occurred as of June 30, 1998 for pro forma balance sheet purposes and as of the beginning of the respective periods for pro forma statement of income purposes. The allocation of the purchase price for pro forma purposes is as follows (in thousands):

                  Cash paid.......................  $2,682
                  Estimated acquisition costs.....     181
                                                    ------
                                                    $2,863
                                                    ======

                  Tangible assets.................  $   23
                  Intangible assets...............  $3,060
                  Liabilities assumed.............    (220)
                                                    ------
                                                    $2,863
                                                    ======

             The pro forma balance sheet also reflects the elimination of assets not acquired and liabilities not assumed as part of the Infact acquisition. Assets not acquired consist mainly of the assets related to the products division of Infact, the Infact building and cash. Liabilities assumed relate to certain employee benefit related amounts. The pro forma balance sheet also reflects a reclassification of $726,000 of cash which is held in escrow for payment of potential contingent amounts. The pro forma statements of income reflect adjustments to give effect to increased salaries as a result of the acquisition, elimination of depreciation on the building, the addition of building lease payments and reversal of interest income earned on cash balances. Amortization expense related to the acquisition is described in (4) above.

     (7) Basic net income per share is computed using the weighted average number of shares of common stock outstanding. Diluted net income per share is computed using the weighted average number of shares of common stock outstanding plus all common stock equivalents. Basic and diluted net income per share amounts have been adjusted to reflect the issuance of 51,213 and 49,944 shares of Class B common stock issued as part of the Sancha and Infact acquisitions, respectively. The 51,213 and 49,944 shares of Class B common stock have been included in the weighted average shares as if the shares had been outstanding for all periods shown.

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.     Description
-----------     -----------
   23.1         Consent of PricewaterhouseCoopers